Exhibit 10.1

TMC the metals company Inc.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (the “Agreement”) is made as of August 12, 2022 (the “Effective Date”), by and among TMC the metals company Inc., a company organized under the laws of the Province of British Columbia (the “Company”), and the purchasers whose names and addresses are set forth on the signature pages hereof (each, a “Purchaser” and, collectively, the “Purchasers”).

Whereas, in furtherance of such desire, the Purchasers desire to purchase, and the Company has agreed to sell, 31,625,000 common shares of the Company, no par value (the “Common Shares”), for a purchase price of $0.80 per share, for aggregate gross proceeds to the Company of approximately $25,300,000.

AGREEMENT

In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers hereby agree, severally and not jointly, as follows:

SECTION 1.    AUTHORIZATION OF SALE OF SECURITIES.

The Company has authorized the sale and issuance of the Common Shares to the Purchasers on the terms and subject to the conditions set forth in this Agreement. The Common Shares that may be sold to the Purchasers hereunder at the Closing (as defined in Section 3.1) shall be referred to as the “Shares.”

SECTION 2.    AGREEMENT TO SELL AND PURCHASE THE SHARES.

2.1    Purchase. At the Closing, the Company will issue, sell and deliver to each Purchaser, and such Purchaser will purchase from the Company (the “Purchase”), that number of Common Shares (the “Shares”) set forth opposite such Purchaser’s name on Schedule A hereto, for the purchase price set forth therein (the “Purchase Price”).

2.2    Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a)    “Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

(b)    “Knowledge of the Company” shall mean, with respect to the Company, the knowledge of any of Gerard Barron, Craig Shesky and Anthony O’Sullivan. Such individuals will be deemed to have “knowledge” of a particular fact or other matter if such individual has or at any time had actual knowledge of such fact or other matter or if, in the absence of such actual knowledge, such person reasonably should have known such fact or other matter based on their role in the Company.

(c)    “Governmental Entity” means any nation, federal, state, provincial, county municipal, local or foreign government, or other political subdivision thereof or any other governmental, administrative, judicial, arbitral, legislative, executive, regulatory or self-regulatory authority, instrumentality, agency, commission or body and any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government.

(d)    “Law” means any federal, state, provincial, local or foreign law (including common law), statute, code, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction, decree, arbitration award or finding or any other legally enforceable requirement.

(e)    “Material Adverse Effect” means any change, event, development, condition, occurrence or effect that (a) is, or could reasonably be expected to be, materially adverse to the business, financial condition, prospects, assets, liabilities or results of operations of the Company and its subsidiaries considered as one enterprise, or (b) materially impairs the ability of the Company to comply, or prevents the Company from complying, with its material obligations with respect to the Closing or would reasonably be expected to do so; provided, however, that none of the following will be deemed in themselves, either alone or in combination, to constitute, and that none of the following will be taken into account in determining whether there has been or will be, a Material Adverse Effect under subclause (a) of this definition:

i.	any change generally affecting the economy, financial markets or political, economic or regulatory conditions in the United States, Canada or any other geographic region in which the Company conducts business, if the Company is not disproportionately affected thereby;

ii.	general financial, credit or capital market conditions, including interest rates or exchange rates, or any changes therein, if the Company is not disproportionately affected thereby;

iii.	any change that generally affects industries in which the Company conducts business, if the Company is not disproportionately affected thereby;

iv.	changes in Laws after the date hereof, if the Company is not disproportionately affected thereby;

v.	changes in U.S. generally accepted accounting principles after the date of this Agreement, if the Company is not disproportionately affected thereby; or

vi.	any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions.

(f)    “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint share company, joint venture, sole proprietorship, unincorporated organization, Governmental Entity or any other form of entity not specifically listed herein.

(g)   “Placement Agent” means EAS Advisors, LLC, through Odeon Capital Group LLC.

(h)   “Placement Agency Agreement” means that certain placement agency letter agreement between the Company and the Placement Agent.

(i)    “subsidiary” means any individual or entity the Company wholly-owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting shares or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act (as defined below).

(j)     “Trading Market” means the Nasdaq Global Select Market.

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SECTION 3.    CLOSING, CLOSING CONDITIONS AND CLOSING DELIVERIES.

3.1    Closing. The closing of the purchase and sale of the Shares pursuant to this Agreement (the “Closing”) shall occur no later than 5:00 p.m., Eastern time, on August 12, 2022, subject to the satisfaction or waiver of all of conditions set forth in Section 3.2 and the delivery of all of the closing deliveries set forth in Section 3.3 (such date, the “Closing Date”), at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (“Mintz”), One Financial Center, Boston, MA 02111, or at such other time and place as may be agreed to by the Company and the Purchasers. At or prior to the Closing, each of the Company and the Purchasers shall execute any related agreements or other documents required hereunder to be executed as of the Closing hereunder, each dated as of the date of the Closing.

3.2    Closing Conditions.

(a)    Mutual Closing Condition. There shall have been no Law enacted, entered, promulgated, enforced or deemed applicable by any Governmental Entity of competent jurisdiction that is in effect and makes illegal or otherwise prohibits or materially delays the consummation of the Closing.

(b)    Conditions to Purchaser’s Obligations. Each Purchaser’s obligation to purchase the Shares at the Closing is subject to the fulfillment, on or before the Closing, of each of the following conditions, unless waived:

i.	The Company’s representations and warranties in Section 4 shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date, other than the representations and warranties set forth in Sections 4.1, 4.2, 4.3, 4.5, 4.8, 4.9, and 4.14 which shall be true and correct in all respects as if they had been made on and as of said date.

ii.	The Company shall have performed and complied with in all material respects all agreements and conditions herein required to be performed or complied with by the Company on or before the Closing, or any breach or failure to do so has been cured.
iii.	There shall have been no Material Adverse Effect with respect to the Company since the date hereof.

(c)    Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Shares at the Closing to a Purchaser is subject to the fulfillment, on or before the Closing, of each of the following conditions, unless waived:

i.	Such Purchaser’s representations and warranties in Section 5 shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

ii.	Such Purchaser shall have performed and complied with in all material respects all agreements and conditions herein required to be performed or complied with by it on or before the Closing, or any breach or failure to do so has been cured.

3.3    Closing Deliveries.

(a)    Payment of the Purchase Price at Closing. At the Closing, each Purchaser shall deliver, or cause to be delivered, to the Company, an amount equal to the Purchase Price by wire transfer of immediately available funds to the Company’s account pursuant to wire instructions set forth in Schedule B. Each Purchaser’s obligations to pay the Purchase Price shall be several and not joint.

(b)    Issuance of the Shares at the Closing. At the Closing, the Company shall issue, or cause the Company’s transfer agent to issue, to each Purchaser in global form through a book-entry account maintained by the Company’s transfer agent the number of Shares purchased by such Purchaser, as set forth in Schedule A hereto, at the Closing against payment by such Purchaser of the Purchase Price (including providing a copy of the irrevocable instructions delivered by the Company to the Company’s transfer agent instructing the transfer agent to issue the Shares to the Purchasers by crediting the Shares to the respective accounts of the Purchasers on the transfer agent’s book-entry system on the Closing Date and confirmation from the transfer agent that such Shares were so issued on the date thereof). Such Shares shall be appropriately legended as set forth in Section 5.11 herein.

(c)    Secretary’s Certificate. At the Closing, the Purchasers and the Placement Agent shall have received a certificate signed by the Secretary of the Company, certifying the resolutions of the Board of Directors of the Company or a duly authorized committee thereof approving this Agreement and all of the transactions contemplated hereunder.

(d)    Compliance Certificate. At the Closing, the Purchasers and the Placement Agent shall have received a certificate signed by the President and Chief Executive Officer of the Company certifying to the fulfillment of the conditions set forth in Section 3.2(b).

(e)    Opinions. At the Closing, the Purchasers shall have received opinions of Fasken Martineau DuMoulin LLP, Canadian counsel for the Company, and Mintz, U.S. counsel for the Company, each dated as of the Closing Date, in a form reasonably satisfactory to the Purchasers and the Placement Agent.

SECTION 4.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

Except as disclosed in the SEC Documents (as defined below) and publicly available prior to the date of this Agreement and only as and to the extent disclosed therein, the Company hereby represents, warrants and covenants to the Purchasers as follows:

4.1    Organization and Standing. The Company has been duly continued and is validly existing and in good standing under the laws of the Province of British Columbia, Canada has full corporate or other power and authority necessary to own or lease its properties and conduct its business as presently conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect. The Company owns, directly or through subsidiaries, all of the issued and outstanding equity securities of each of its subsidiaries. Each of the Company’s subsidiaries has been duly incorporated or organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has full corporate or other power and authority necessary to own or lease its properties and conduct its business as presently conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect.

4.2    Corporate Power; Authorization. The Company has all requisite corporate power, and the Company and its Board of Directors have taken all requisite corporate action, to authorize, execute and deliver this Agreement, to consummate the transactions contemplated herein and therein, including to sell, issue and deliver the Shares to the Purchasers, and to carry out and perform all of the Company’s obligations hereunder and thereunder. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by equitable principles generally, including any specific performance.

4.3    Issuance and Delivery of the Shares. The Shares have been duly authorized and, when issued and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The issuance and delivery of the Shares is not subject to preemptive, co-sale, right of first refusal or any other similar rights of the shareholders of the Company or any other Person or any liens or encumbrances, other than encumbrances under applicable securities laws. Assuming the accuracy of the representations made by the Purchasers in Section 5, the offer and issuance by the Company of the Shares is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) and is exempt from the prospectus requirement under applicable Canadian securities laws.

4.4    SEC Documents; Financial Statements; Independent Accountants. The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and has filed or will file in a timely manner all documents that the Company was or is required to file with the Securities and Exchange Commission (the “Commission”) under Sections 13, 14(a) and 15(d) of the Exchange Act, since September 9, 2021 (the foregoing documents (together with any documents filed by the Company under the Exchange Act, whether or not required) being collectively referred to herein as the “SEC Documents”). As of their respective filing dates (or, if amended prior to the date of this Agreement, when amended), all SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder. None of the SEC Documents as of their respective filing dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company set forth in the SEC Documents (the “Financial Statements”) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. The Financial Statements have been prepared in accordance with United States generally accepted accounting principles consistently applied and fairly present the financial position of the Company at the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments). The accountants who certified the Financial Statements are independent public accountants as required by the Securities Act and the Exchange Act and the regulations thereunder and the Public Company Accounting Oversight Board.

4.5    Capitalization. As set forth in the SEC Documents as of the date set forth therein, all of the Company’s outstanding capital shares have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of or subject to any preemptive right or other rights to subscribe for or purchase securities. Except as disclosed in the SEC Documents, there are no existing options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital shares of the Company, obligating the Company to issue, transfer, sell, redeem, purchase, repurchase or otherwise acquire or cause to be issued, transferred, sold, redeemed, purchased, repurchased or otherwise acquired any capital shares or voting debt of, or other equity interest in, the Company or securities or rights convertible into or exchangeable for such shares or equity interests or obligations of the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment. Neither the execution of this Agreement nor the issuance of Common Shares or other securities pursuant to any provision of this Agreement will give rise to any preemptive rights or rights of first refusal on behalf of any Person or result in the triggering of any anti-dilution or other similar rights. Other than the Common Shares, there are no other shares of any other class or series of capital shares of the Company issued or outstanding. The Company’s Articles and Notice of Articles, as amended and as in effect on the date hereof (collectively, the “Articles”), are included in the SEC Documents, and the Company shall not amend or otherwise modify the Articles prior to the Closing.

4.6    Litigation. Except as disclosed in the Company’s SEC Documents, there are no legal or governmental actions, suits or other proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its subsidiaries, before or by any Governmental Entity, which actions, suits or proceedings, individually or in the aggregate, could reasonably be expected to (a) challenge this Agreement or prohibit or delay the transactions contemplated herein or (b) have a Material Adverse Effect. Neither the Company nor any of its subsidiaries, is a party to or subject to the provisions of any injunction, judgment, decree or order of any Governmental Entity that might have a Material Adverse Effect.

4.7    Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity or the Trading Market on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement except for the filing of a Form D with the Commission under the Securities Act and compliance with the securities and blue sky laws in the states and other jurisdictions in which Common Shares are offered and/or sold, and applicable Canadian securities laws, if applicable, and filing of a Form 45-106F1 as required under National Instrument 45-106, which compliance will be effected by the Company in accordance with such laws.

4.8    No Default or Consents. Neither the Company nor any of its subsidiaries, is in violation or default under its organizational documents. Neither the execution, delivery or performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including the issuance, sale and delivery by the Company of the Shares) will: (i) give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which either or them or any of their respective properties or businesses are bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation (including federal and state securities laws and regulations) and the rules and regulations, assuming the correctness of the representations and warranties made by the Purchasers herein, of any self-regulatory organization to which the Company or any of its subsidiaries or their securities are subject) applicable to the Company, or (ii) violate or conflict with any provision of the Articles, except in the case of clause (i) as would not cause, either individually or in the aggregate, a Material Adverse Effect, and except for such consents or waivers which have already been obtained and are in full force and effect.

4.9    No Material Adverse Change. Since December 31, 2021, except as specifically disclosed in the SEC Documents, there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except for the transactions contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company or any of its subsidiaries or their respective businesses, properties, operations or financial conditions that would be required to be disclosed by the Company under applicable securities laws at the Effective Date that has not been publicly disclosed at least one Trading Market trading day prior to the Effective Date.

4.10    No General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf (other than the Placement Agent, as to which the Company makes no representation or warranty), has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act or under applicable Canadian securities laws) in connection with the offer or sale of the Shares.

4.11    No Integrated Offering. None of the Company or any of its affiliates, or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Shares under the Securities Act or cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including under the rules and regulations of the Trading Market.

4.12    [Reserved.]

4.13    Intellectual Property. To the Knowledge of the Company, the Company and its subsidiaries own, possess, license or have rights to use, on terms that the Company believes to be reasonable, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses, trade secrets, know-how and other similar rights that are necessary or material for use in connection with the businesses of the Company and its subsidiaries as described in the SEC Documents (collectively, the “Intellectual Property Rights”). Neither the Company nor any of its subsidiaries has received a written notice that the Intellectual Property Rights used by the Company or any subsidiary violates or infringes upon the rights of any Person. To the Knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy and confidentiality of the Intellectual Property Rights (excluding any patents or patent applications that have or will become public), except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect.

4.14    Disclosure. The Company understands and confirms that the Purchasers will rely on the representations, warranties and covenants set forth in this Section 4 in effecting the transactions contemplated by this Agreement. To the Knowledge of the Company, all due diligence materials regarding the Company and its business and the transactions contemplated hereby (including the information referred to in Section 5.8 hereof), furnished by or on behalf of the Company to the Purchasers upon their request are, when taken together with the SEC Documents, true and correct in all material respects and do not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances in which they were made, misleading.

4.15    Contracts.

(a)    Each indenture, contract, lease, mortgage, deed of trust, note agreement, loan or other agreement or instrument of a character that is required to be described or summarized in the SEC Documents or to be filed as an exhibit to the SEC Documents under the Exchange Act and the rules and regulations promulgated thereunder (collectively, the “Material Contracts”) is so described, summarized or filed.

(b)    The Material Contracts to which the Company or any of its subsidiaries is a party have been duly and validly authorized, executed and delivered by the Company or such subsidiary and constitute the legal, valid and binding agreements of the Company or such subsidiary, enforceable by and against the Company and its subsidiaries in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, except as rights to indemnity or contribution may be limited by federal or state securities laws. Neither the Company nor any of its subsidiaries nor, to the Knowledge of the Company, any third party has violated any provision of, or failed to perform any obligation required under the provisions of, any of the Material Contracts. Neither the Company nor any of its subsidiaries nor, to the Knowledge of the Company, any third party is in breach or default, or has received written notice of breach or default, of any of the Material Contracts. To the Knowledge of the Company, no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to any Material Contract by the Company or any of its subsidiaries, or, to the Knowledge of the Company, any other party thereto, and, as of the date of this Agreement, neither the Company nor any of its subsidiaries has received written notice of the foregoing or from the counterparty to any Material Contract (or, to the Knowledge of the Company, any of such counterparty's affiliates) regarding an intent to terminate, cancel, or modify any Material Contract (whether as a result of a change of control or otherwise).

4.16    Properties and Assets. The Company and its subsidiaries have good and marketable title to all the properties and assets described as owned by them in the latest Financial Statements set forth in the SEC Documents, free and clear of all liens, mortgages, pledges or encumbrances of any kind except (a) those, if any, reflected in such Financial Statements or (b) those that are not material in amount and do not adversely affect the use made of such property by the Company or any subsidiary. The Company and its subsidiaries hold their respective leased properties under valid and binding leases, except as would not have a Material Adverse Effect. The Company and its subsidiaries own or lease all such properties as are materially necessary to their respective operations as now conducted.

4.17    Compliance and Regulatory. The Company and its subsidiaries are in compliance with all applicable laws, rules and regulations of the jurisdictions in which they are conducting their business, including all applicable local, state and federal environmental laws and regulations, or any applicable laws enforced by equivalent Governmental Entities outside the United States, except where failures to be so in compliance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

4.18    Taxes. The Company and its subsidiaries have filed on a timely basis (giving effect to extensions) all required federal, state and foreign income and franchise tax returns and have timely paid or accrued all taxes shown as due thereon, including interest and penalties, and to the Knowledge of the Company there is no tax deficiency that has been or might be asserted or threatened against it or them that could have a Material Adverse Effect. All tax liabilities accrued through the date hereof have been adequately provided for on the books of the Company. There are no liens for material taxes upon the assets of the Company or any of its subsidiaries other than for current taxes not yet due and payable or for taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP has been made in the Company's most recent financial statements included in the SEC Documents.

4.19    Investment Company. The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

4.20    Insurance. The Company maintains insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Company reasonably believes is adequate for businesses of the Company and its subsidiaries, including directors’ and officers’ liability insurance and general and employer’s liability and all other risks customarily insured against and against such risks which the Company believes it is prudent to insure against, with such deductibles as are customary for companies in the same or similar business, all of which insurance is in full force and effect.

4.21    Price of Common Shares. The Company has not taken, and will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Shares.

4.22    Governmental Permits, Etc. The Company and its subsidiaries have all franchises, licenses, permits, certificates and other authorizations from such Governmental Entity that are currently necessary for the operation of their respective businesses as currently conducted (collectively, “Permits”), except where the failure to possess such Permits would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any written notice requiring or threatening any revocation or modification of any such Permits, where such revocation or modification would reasonably be expected to have a Material Adverse Effect.

4.23    Internal Control over Financial Reporting. The Company maintains internal control over financial reporting (as such term is defined in paragraph (f) of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. To the Knowledge of the Company, since the end of the Company’s most recent audited fiscal year, there has been no material weakness in the design or operation of the Company’s internal control over financial reporting (whether or not remediated) which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information.

4.24    Foreign Corrupt Practices. Neither the Company nor any of its subsidiaries nor, to the Knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its subsidiaries, has, in the course of its actions for, or on behalf of, the Company or any subsidiary (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

4.25    Employee Relations.  No material labor dispute with the employees of the Company or any of its subsidiaries, or with the employees of any principal supplier, manufacturer, customer or contractor of the Company or any of its subsidiaries, exists or, to the Company’s Knowledge, is threatened or imminent. No executive officer of the Company (as defined in Rule 501(f) promulgated under the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. To the Knowledge of the Company, no executive officer of the Company is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other agreement or any restrictive covenant involving or otherwise affecting such executive officer’s relationship with the Company, and the continued employment of each such executive officer does not subject the Company to any material liability with respect to any of the foregoing matters.

4.26    ERISA. The Company and its subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any subsidiary would have any material liability; the Company nor any of its subsidiaries has not incurred or expects to incur material liability under (a) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (b) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “Pension Plan” for which the Company or any of its subsidiaries would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and to the Knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

4.27    Registration Rights and Other Shareholder Agreements. Except as provided in the SEC Documents, no Person has any right to cause the Company to effect the registration under the Securities Act covering the transfer of any securities of the Company and there are no other shareholder agreements, voting agreements or other similar agreements with respect to the Company’s capital shares to which the Company is a party or, to the Company’s Knowledge, between or among any of the Company’s shareholders.

4.28    Trading Market Compliance. The Company has not, in the previous twelve (12) months, received (i) written notice from the Trading Market that the Company is not in compliance with the listing or maintenance requirements of Trading Market that would result in immediate delisting or (ii) any notification, Staff Delisting Determination, or Public Reprimand Letter (as such terms are defined in applicable listing rules of the Trading Market) that requires a public announcement by the Company of any noncompliance or deficiency with respect to such listing or maintenance requirements. The Company is in compliance with all listing and maintenance requirements of the Trading Market on the date hereof.

4.29    No “Bad Actor” Disqualification. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Knowledge of the Company, any Company Covered Person (as defined below), except for a Disqualification Event to which Rule 506(d)(2)(ii-iv) or (d)(3) is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1).

4.30    OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is Person, or is more than 50 percent owned in the aggregate by or acting on behalf of one or more Persons that are, currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business (i) with any Person, or in any country or territory, that, at the time of such funding, is a designated target of Sanctions, (ii) in or involving a country or territory which at the time of such funding is the subject of comprehensive country-wide or territory-wide Sanctions, or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

SECTION 5.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS.

Each Purchaser, severally and not jointly, represents and warrants to and covenant with the Company that:

5.1    Risk. Such Purchaser, taking into account the personnel and resources it can practically bring to bear on the purchase of the Shares contemplated hereby, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information the Purchasers know about and deem relevant (including the SEC Documents) in making an informed decision to purchase the Shares.

5.2    Purchase for Investment. Purchaser is acquiring the Shares pursuant to this Agreement for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other Persons regarding the distribution of such Shares, except in compliance with Section 5.4.

5.3    Reliance. Such Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state, provincial and territorial securities laws, as applicable, and that the Company is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Shares. If any of the representations deemed to have been made by it by its purchase of the Shares are no longer accurate prior to Closing, the Investor shall promptly notify the Company. If such Purchaser is acquiring the Shares as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing representations, acknowledgements and agreements on behalf of such account.

5.4    Compliance with the Securities Act. Such Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the securities purchased hereunder except in compliance with the Securities Act, applicable blue sky laws, applicable Canadian securities laws and the rules and regulations promulgated thereunder.

5.5    Accredited Investor. Such Purchaser is an “accredited investor” within the meaning of (i) Rule 501 of Regulation D promulgated under the Securities Act or (ii) a Qualified Institutional Buyer within the meaning of Rule 144A promulgated under the Securities Act.

5.6    Power and Authority. Such Purchaser has all requisite corporate power, and has taken all requisite corporate action, to authorize, execute and deliver this Agreement and each of the other agreements and instruments contemplated herein to which the Purchaser is a party, to consummate the transactions contemplated herein and therein and to carry out and perform all of such Purchaser’s obligations hereunder and thereunder. Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of such Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by equitable principles generally, including any specific performance.

5.7    Broker Dealer. Such Purchaser is not a broker or dealer registered pursuant to Section 15 of the Exchange Act (a “Registered Broker Dealer”) and is not an affiliate of a Registered Broker Dealer.

5.8    Sophisticated Investor. Such Purchaser acknowledges that it is a sophisticated investor engaged in the business of assessing and assuming investment risks with respect to securities, including securities such as the Shares, and further acknowledges that the Company is entering into this Agreement in reliance on this acknowledgment and such Purchaser’s understanding, acknowledgment and agreement that the Company has disclosed certain confidential matters to such Purchaser as part of its due diligence review that may represent material, non-public information of the Company. Such Purchaser further acknowledges that it is aware of the restrictions imposed by United States securities laws on the purchase or sale of securities by any Person who has received material, non-public information from the issuer of such securities and on the communication of such information to any other Person when it is reasonably foreseeable that such other Person is likely to purchase or sell such securities in reliance upon such information. Such Purchaser hereby waives any claim, or potential claim, it has or may have against the Company relating to the Company’s confidential disclosure, and the Purchaser’s receipt and possession, of such information.

5.9    Other Securities Transactions. Such Purchaser has not, either directly or indirectly through an affiliate, agent or representative of the Company, engaged in any transaction in the securities of the Company other than with respect to the transactions contemplated herein, since the time that the Purchaser was first contacted by the Company or any other Person regarding the transactions contemplated hereby until the date hereof, except as set forth in filings made with the Commission pursuant to the Exchange Act.

5.10    Independent Advice. Such Purchaser understands that nothing in this Agreement or any other materials presented to such Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

5.11    Legends. Such Purchaser understands that, until such time as the Shares may be sold pursuant to Rule 144, any certificates representing the Shares, whether maintained in a book entry system or otherwise, will bear one or more legends in substantially the following form and substance:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS, AND, IN THE CASE OF A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE FROM IT OF SUCH RESALE RESTRICTIONS.”

If the Purchaser or each beneficial purchaser, if any, for whom it is acting as trustee or agent, is resident in any province or territory of Canada, the Shares are subject to a hold period under applicable Canadian securities laws and may not be traded until the expiry of such hold period except as permitted by applicable securities legislation and such Purchaser understands any certificates representing the Shares, whether maintained in a book entry system or otherwise, will bear one or more legends in substantially the following form and substance (and in the event that no physical certificates are issued, the below constitutes written notice of the legend restriction under applicable Canadian securities laws ) until such time as no longer required by applicable law:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) AUGUST ___, 2022, AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.”

In addition any share certificates, whether maintained in a book entry system or otherwise, representing the Shares may contain any legend required by the blue sky laws of any state or applicable Canadian securities laws to the extent such laws are applicable to the sale of such Shares hereunder. The Company shall use its commercially reasonable efforts to help facilitate the removal of such legend upon the earlier of (i) such time when it is legally permitted to do so under Rule 144 or applicable Canadian securities laws, or to facilitate any transfer of the Shares under Rule 144 or applicable Canadian securities laws that may be requested by Purchasers and (ii) following such time that the Commission declares the Registration Statement (as defined below) covering the Shares effective, but in any event, shall not be obligated to incur any material costs or expenses in making such efforts other than as set forth herein.

The Company shall, at its sole expense, upon appropriate notice from any Purchaser stating that Registrable Securities (as defined below) have been sold pursuant to an effective Registration Statement (as defined below) or upon notice from the Commission that the Registration Statement (as defined below) covering the resale of the Shares has been declared effective, cause its transfer agent to timely prepare and deliver certificates or book-entry shares representing the Shares to be delivered to a transferee pursuant to the Registration Statement, which certificates or book-entry shares shall be free of any restrictive legends and in such denominations and registered in such names as such Purchaser may request. Further, the Company shall, at its sole expense, cause its legal counsel or other counsel satisfactory to the transfer agent: (i) while the Registration Statement is effective, to issue to the transfer agent a “blanket” legal opinion to allow sales without restriction pursuant to the effective Registration Statement, and (ii) provide all other opinions as may reasonably be required by the transfer agent in connection with the removal of legends (other than any legends required by applicable Canadian securities laws). A Purchaser may request that the Company remove, and the Company agrees to authorize the removal of, any legend from such Shares (other than any legends required by applicable Canadian securities laws), following the delivery by a Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such Shares: (i) following any sale of such Shares pursuant to Rule 144 or (ii) if such Shares are eligible for sale under Rule 144(b)(1). If a legend removal request is made pursuant to the foregoing, the Company will, no later than two business days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such Shares (or a request for legend removal, in the case of Shares issued in book-entry form), deliver or cause to be delivered to such Purchaser a certificate representing such Shares that is free from all restrictive legends or an equivalent book-entry position (other than any legends required by applicable Canadian securities laws), as requested by the Purchaser. Certificates for Shares free from all restrictive legends may be transmitted by the Company’s transfer agent to the Purchasers by crediting the account of the Purchaser’s prime broker with the Depository Trust Company (“DTC”) as directed by such Purchaser. The Company warrants that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. If a Purchaser effects a transfer of the Shares in accordance with this Section 5.11, the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Purchaser to effect such transfer. Each Purchaser hereby agrees that the removal of the restrictive legend pursuant to this Section 5.11 is predicated upon the Company’s reliance that such Purchaser will sell any such Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom and such Purchaser shall deliver a certificate reasonably satisfactory to the Company to the foregoing effect.

5.12    Restricted Securities. Such Purchaser understands that the Shares are characterized as “restricted securities” under the United States federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Shares may be resold without registration under the Securities Act only in certain limited circumstances. Accordingly, such Purchaser represents that it is familiar with Rule 144 of the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act Such Purchase also understands that the Company was formerly a shell company and as of the date of this Agreement, Rule 144 is not available for the resale of Shares until such time as certain conditions are met, including at least one year having elapsed from the time that the Company filed current Form 10 type information with the Commission reflecting its status as an entity that is not a shell company.

5.13    Anti-Money Laundering. The funds used to purchase the Shares which will be advanced by the Purchaser to the Company hereunder will not represent proceeds of crime for the purposes of the Criminal Code (Canada) or the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (collectively, “Anti-Money Laundering Laws”) and the Purchaser acknowledges that the Company may in the future be required by law to disclose the Purchaser’s name and other information relating to this Agreement and the Purchaser’s subscription hereunder, on a confidential basis, pursuant to the Anti-Money Laundering Laws and the legislation, regulations or instruments enacting Canadian Economic Sanctions (as defined below). The Purchaser is not a person or entity identified on a list established under any Anti-Money Laundering Law (including, without limitation, Section 83.05 of the Criminal Code (Canada)) and the Purchaser is not a person or entity identified in the legislation or regulations enacting any economic or financial sanctions, laws, regulations, embargoes, or restrictive measures imposed, administered or enforced by Canada, including but not limited to, the provisions of the United Nations Act (Canada), the Special Economic Measures Act (Canada) or any other economic sanctions laws administered by applicable Canadian regulatory authorities (collectively, “Canadian Economic Sanctions”). To the best of its, his or her knowledge, none of the subscription funds to be provided by the Purchaser: (i) have been or will be derived from or related to any activity that is deemed criminal under the laws of Canada, the United States, or any other jurisdiction; or (ii) are being tendered on behalf of a person or entity who has not been identified to the Purchaser, and the Purchaser will promptly notify the Company if the Purchaser discovers that any of such representations cease to be true and provide the Company with appropriate information in connection therewith; none of the funds the Purchaser is using to purchase the Shares are, to the knowledge of the Purchaser, proceeds obtained or delivered, directly or indirectly, as a result of illegal activities.

SECTION 6.    REGISTRATION OF THE SHARES AND COMPLIANCE WITH THE SECURITIES ACT.

6.1    Registration Procedures and Expenses.

(a)    Piggyback Rights. In the event that the Company, in its sole discretion, shall determine to prepare and file a registration statement on Form S-3, or any other appropriate form on which the Shares may be registered for resale (each of the Shares, together with any capital shares issued or issuable, from time to time, upon any reclassification, share combination, share subdivision, share split, share dividend or similar transaction or event or otherwise as a distribution on, in exchange for or with respect to any of the foregoing, in each case held at the relevant time by a Purchaser, the “Registrable Securities”) by the Purchasers, whether or not on a continuous basis pursuant to Rule 415 under the Securities Act, which such registration statement may include shares that may be offered by the Company, which for avoidance of doubt shall not include any pre- or post-effective amendment to a registration statement filed with the Commission as of the date hereof (the “Subsequent Registration Statement”), and has not previously filed a Secondary Registration Statement (as defined below), the Company shall: (i) notify each Purchaser of such determination; and (ii) if, within ten (10) days after receipt of such notice, any Purchaser requests in writing to include all or any part of its Registrable Securities in such Subsequent Registration Statement, include the Registrable Securities as so requested by the applicable Purchaser. Notwithstanding the foregoing and for avoidance of doubt, the Company may, but shall not be required to, file a Subsequent Registration Statement pursuant to this Agreement.

(b)    Secondary Registration Statement. If the Company has not previously filed a Subsequent Registration Statement, the Company shall, on or before September 16, 2022 (the “Filing Deadline”), use its commercially reasonable efforts to prepare and file with the Commission a Registration Statement on Form S-1 or S-3, as appropriate (the “Secondary Registration Statement”; where used hereafter, “Registration Statement” shall mean either a Subsequent Registration Statement which includes the Registrable Securities, or the Secondary Registration Statement, as applicable), relating to and providing for the resale of the Shares by the Purchasers on a continuous basis pursuant to Rule 415 under the Securities Act.

(c)    The Company shall use its commercially reasonable efforts, subject to receipt of necessary information from the Purchasers, to cause the Commission to declare a Registration Statement covering the Shares effective as soon as practicable after the date of the filing thereof and in any event no later than sixty (60) days after such filing if the Registration Statement and no later than ninety (90) days after such filing if such Registration Statement is reviewed by the Commission (in either case, such date, the “Effectiveness Deadline”).

(d)    The Company shall promptly prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earliest of (i) the third anniversary of the effective date of the Registration Statement, (ii) such time as all of the Shares purchased by the Purchasers pursuant to the terms of this Agreement have been sold pursuant to the Registration Statement, or (iii) such time as the Shares become eligible for resale by non-affiliates without any volume limitations or other restrictions pursuant to Rule 144(b)(1)(i) under the Securities Act or any other rule of similar effect.

(e)    Notwithstanding the foregoing obligations, the Company may, upon written notice to the Purchasers, which notice shall not contain any information that is or the Company reasonably believes is material non-public information, for a reasonable period of time, not to exceed forty-five (45) days in the case of clauses (A) and (B) below, or thirty (30) days in the case of clause (C) below (each, a “Blackout Period”), delay the filing of a Secondary Registration Statement or a request for acceleration of the effective date, or suspend the effectiveness of any Registration Statement, in the event that (A) the Company is engaged in any activity or transaction or preparations or negotiations for any activity or transaction that the Company desires to keep confidential for business reasons, if the Company determines in good faith that the public disclosure requirements imposed on the Company under the Securities Act in connection with the Registration Statement would require at that time disclosure of such activity, transaction, preparations or negotiations and such disclosure could result in material harm to the Company or its business transactions or activities, (B) the Company does not yet have appropriate financial statements of any acquired or to be acquired entities necessary for filing, or (C) any other event occurs that makes any statement of a material fact made in such Registration Statement, including any document incorporated by reference therein, untrue or that requires the making of any additions or changes in the Registration Statement in order to make the statements therein not misleading; provided, however, that in the case of a Blackout Period pursuant to clause (A) above, the Blackout Period shall terminate upon the earlier of (i) such forty-five (45) day or thirty (30) day period, as applicable or (ii) the completion, resolution or public announcement of the relevant transaction or event. If the Company suspends the effectiveness of a Registration Statement pursuant to this Section 6.1(e), the Company shall, as promptly as reasonably practicable following the termination of the circumstance which entitled the Company to do so, take such actions as may be necessary to reinstate the effectiveness of such Registration Statement and give written notice to the Purchasers authorizing the Purchasers to resume offerings and sales pursuant to such Registration Statement. If as a result thereof the prospectus included in such Registration Statement has been amended or supplemented to comply with the requirements of the Securities Act, the Company shall enclose such revised prospectus with the notice to Investor given pursuant to this Section 6. The Company shall be entitled to exercise its rights under this Section 6.1(e) not more than once in any six (6) month period; provided, however, that the aggregate number of days of all Blackout Periods hereunder shall not exceed seventy-five (75) days in any twelve (12) month period. After the expiration of any Blackout Period and without further request from the Investor, the Company shall effect the filing (or if required amendment or supplement) of the Registration Statement, or the filing of other documents, as necessary to allow the Investor to resell the Registrable Securities as set forth herein.

(f)  The Company shall furnish to the Purchasers with respect to the Shares registered under any Registration Statement (and to each underwriter, if any, of such Shares) such number of copies of prospectuses and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Purchaser.

(g)    The Company shall bear all expenses in connection with the procedures in paragraphs (a) through (f) of this Section 6.1 and the registration of the Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchasers or underwriting discounts, brokerage fees and commissions incurred by the Purchaser, if any in connection with the offering of the Shares pursuant to the Registration Statement.

(h)    In order to enable the Purchasers to sell the Shares under Rule 144 to the Securities Act, the Company shall use its commercially reasonable efforts to comply with the requirements of Rule 144, including without limitation, use its commercially reasonable efforts to comply with the requirements of Rule 144(c)(1) with respect to public information about the Company and to timely file all reports required to be filed by the Company under the Exchange Act.

(i)    The Company shall provide the Purchasers an opportunity to review and comment on all disclosures regarding the Purchasers and any plan of distribution proposed by them in connection with the preparation of any Registration Statement. Notwithstanding anything to the contrary contained herein, in no event shall the Company be permitted to name any Purchaser or affiliate of a Purchaser as an “underwriter” without the prior written consent of such Purchaser.

6.2    Restrictions on Transfer. Each Purchaser agrees that it will not effect any disposition of the Shares that would constitute a sale within the meaning of the Securities Act or pursuant to any applicable state securities laws, unless and until (1) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement or (2) such disposition is otherwise permitted by law, including pursuant to the procedures set forth in Rule 144 under the Securities Act. Notwithstanding the preceding sentence, no restriction shall apply to a transfer by a Purchaser that is a partnership transferring to its partners or former partners in accordance with partnership interests.

6.3    Indemnification. For the purpose of this Section 6.3: (i) the term “Purchaser/Affiliate” shall mean any affiliate of the Purchaser, including, without limitation, any general partner or managing member of the Purchaser, any investment adviser of the Purchaser, or any transferee who is an affiliate of the Purchaser, and any person who controls the Purchaser or any affiliate of the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and (ii) the term “Registration Statement” shall include any preliminary prospectus, final prospectus (the “Prospectus”), free writing prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement referred to in Section 6.1.

(a)    The Company agrees to indemnify and hold harmless the Purchasers and each Purchaser/Affiliate, against any losses, claims, damages, liabilities or expenses, joint or several, that such Purchaser or Purchaser/Affiliate incurs, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rules 430B, 430C or 434, of the Rules and Regulations, or the Prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in light of the circumstances under which they were made or (ii) arise out of or are based in whole or in part on any inaccuracy in the representations or warranties of the Company contained in this Agreement, breach of any covenant of the Company contained in this Agreement or any failure of the Company to perform its other obligations hereunder or under law, and will promptly reimburse each Purchaser and each Purchaser/Affiliate for any legal and other out-of-pocket expenses as such expenses are reasonably incurred and documented by such Purchaser or such Purchaser/Affiliate in connection with investigating, defending or preparing to defend, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Company, which consent shall not be unreasonably withheld or delayed, and the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) the gross negligence or willful misconduct of such Purchaser, or (ii) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use therein, or (iii) the inaccuracy of any representation or warranty made by such Purchaser herein or (iv) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser. Any such indemnified Purchaser shall return all payments made hereunder if it is determined, by a final, non-appealable judgment by a court or arbitral tribunal, that the losses for which such payments were made resulted from such Indemnified Person’s gross negligence or willful misconduct.

(b)    Each Purchaser will severally, but not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses that the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person incurs, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, but only if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure to comply with the covenants and agreements contained in Section 6.2 hereof respecting the sale of the Shares or (ii) the inaccuracy of any representation or warranty made by such Purchaser herein or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser expressly for use therein; and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that (i) each Purchaser’s aggregate liability under this Section 6 shall not exceed the amount of net proceeds received by such Purchaser on the sale of the Shares pursuant to the Registration Statement and (ii) the Purchasers will not be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of such Purchasers.

(c)    Promptly after receipt by an indemnified party under this Section 6.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6.3 promptly notify the indemnifying party in writing thereof, but the omission to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 6.3 to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party, and the indemnifying party and the indemnified party shall have reasonably concluded, based on an opinion of counsel reasonably satisfactory to the indemnifying party, that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to such indemnifying party, representing all of the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved in writing the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)    If the indemnification provided for in this Section 6.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) of this Section 6.3 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser from the private placement of Shares hereunder or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement and/or the Registration Statement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Purchaser on the other shall be deemed to be in the same proportion as the amount paid by such Purchaser to the Company pursuant to this Agreement for the Shares purchased by such Purchaser that were sold pursuant to the Registration Statement bears to the difference between the amount such Purchaser paid for the Shares that were sold pursuant to the Registration Statement and the amount received by such Purchaser from such sale. The relative fault of the Company on the one hand and each Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by such Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 6.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this Section 6.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification. The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 6.3 were determined solely by pro rata allocation (even if the Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 6.3, no Purchaser shall be required to contribute any amount in excess of the amount of net proceeds received by such Purchaser on the sale of the Shares pursuant to the Registration Statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers’ obligations to contribute pursuant to this Section 6.3 are several and not joint.

6.4    Information Available. The Company, upon the reasonable request of a Purchaser, shall make available for inspection by such Purchaser, any deemed underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or other agent retained by the Purchasers or any deemed underwriter, all financial and other records, pertinent corporate documents and properties of the Company.

SECTION 7.    NO BROKER’S FEE.

Each of the Company and the Purchasers hereby represents that, other than as may be payable to the Placement Agent, no broker, investment banker, financial advisor or other individual, corporation, general or limited partnership, limited liability company, firm, joint venture, association, enterprise, joint securities company, trust, unincorporated organization or other entity is entitled to any broker’s, finder’s, financial advisor’s financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 7 being untrue.

SECTION 8.    COVENANTS.

8.1    Form D; Blue Sky Filings. The Company agrees to file a Form D with respect to the Shares as required under Regulation D of the Securities Act and a Form 45-106F1 with respect to the Shares as required under National Instrument 45-106, if required. The Company will take such action as the Company shall reasonably determine is necessary in order to obtain an exemption from, or to qualify the Shares for, sale to the Purchasers at each of the Closings respectively pursuant to this Agreement under applicable securities of “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon the written request of the Purchasers.

8.2    Transfer Taxes. On the Closing Date, all share transfer or other taxes (other than income taxes) that are required to be paid in connection with the issuance, sale and delivery of the Shares to the Purchasers hereunder will be fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with and the Purchasers and their respective affiliates shall have no obligation therefor.

8.3    Listing of Common Shares. The Company shall promptly secure the listing of the Shares upon each national securities exchange and automated quotation system that requires an application by the Company for listing, if any, upon which Common Shares are then listed (subject to official notice of issuance) and shall maintain such listing, so long as any other Common Shares shall be so listed. The Company shall use its commercially reasonable efforts to maintain the Common Shares’ listing on the Trading Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 8.3.

SECTION 9.    NOTICES.

All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile or electronic mail transmission, or when so received in the case of mail or courier, and addressed as follows:

(a)    if to the Company, to:

TMC the metals company Inc.

595 Howe Street, 10th Floor

Vancouver, British Columbia, V6C 2T5

Attn: Craig Shesky

Email: craig@metals.co

with a copy to (which shall not constitute notice):

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

Attn: Michael L. Fantozzi, Esq. and Daniel T. Kajunski, Esq.

Email: MLFantozzi@mintz.com and DTKajunski@mintz.com

or to such other Person at such other place as the Company shall designate to the Purchasers in writing; and

(b)    if to the Purchasers, to the address set forth Schedule A or to such other Person at such other place as the Purchasers shall designate to the Company in writing.

SECTION 10.    MISCELLANEOUS.

10.1    Waivers and Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and Purchasers holding at a majority of the Shares issued hereunder and then-held by all Purchasers, in the case of any change, discharge, termination, modification, or of the party hereto against whom the waiver is to be effective, in the case of a waiver, provided that if any amendment or waiver disproportionately and adversely affects a Purchaser (or group of Purchasers) in any material respect, the consent of such disproportionately affected Purchaser (or group of Purchasers) shall also be required.

10.2    Headings; Interpretation. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement. The terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. Except when used together with the word “either” or otherwise for the purpose of identifying mutually exclusive alternatives, the term “or” has the inclusive meaning represented by the phrase “and/or.” All references in this Agreement to “dollars” or “$” shall mean United States dollars. Except where the context otherwise requires, wherever used the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders. The term “including” or “includes” means “including without limitation” or “includes without limitation.”

10.3    Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

10.4    Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Shares. The agreements and covenants contained herein shall survive for the applicable statute of limitations.

10.5    Governing Law; Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the substantive laws of the State of New York, without regard to its or any other jurisdiction’s choice of law rules. Any and all disputes arising out of, concerning, or related to this Agreement, or to the interpretation, performance, breach or termination thereof shall be referred to and resolved by the federal courts located in New York, New York. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SHARES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

10.6    Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. Signatures to this Agreement transmitted by facsimile, by email in “portable document format” (“.pdf”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Agreement shall have the same effect as physical delivery of the paper document bearing original signature.

10.7    Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. None of the Purchasers may assign this Agreement or any rights or obligations hereunder, in whole or in part, without the prior written consent of the Company.

10.8    No Third-Party Beneficiaries. The Placement Agent shall be the third-party beneficiary of the representations and warranties of the Company in Section 4 and the representations and warranties of the Purchasers in Section 5. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 6.3 and this Section 10.8.

10.9    Entire Agreement. This Agreement and the other documents and instruments delivered pursuant hereto or thereto, including the exhibits hereto or thereto, constitute the full and entire understanding and agreement between the parties hereto with regard to the subjects hereof and thereof.

10.10    Independent Nature of Purchasers’ Obligations And Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, or are deemed affiliates (as such term is defined under the Exchange Act) with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares.

10.11    Payment of Fees and Expenses. Except as otherwise provided herein and the Placement Agency Agreement, or in the other documents or instruments contemplated hereby, each of the Company and the Purchasers shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

10.12    Further Actions. Each party hereto agrees to execute, acknowledge, and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

10.13    Form 8-K. On or before the earlier of (i) the second (2nd) Business Day following the Effective Date and (ii) the date on which the Company files its quarterly report on Form 10-Q for the quarter ended June 30, 2022, the Company shall file a Current Report on Form 8-K with the Commission describing the terms of the transactions contemplated by this Agreement (the “Form 8-K”); provided, however that the Purchasers shall be given an opportunity to review and comment on the disclosure contained in the Form 8-K prior to filing). Except for the Form 8-K, all public announcements regarding this Agreement shall be issued only in accordance with Section 10.14. From and after the filing of the Form 8-K, the Purchasers shall not be in possession of any material, non-public information received from the Company or any of their respective officers, directors or employees that is not disclosed in the Form 8-K.

10.14    Public Announcement. The Company may unilaterally issue a press release or other public announcement concerning the execution of this Agreement, the terms and conditions hereof or the consummation of the transactions contemplated hereby, provided however, that the Company shall not identify by name any Purchaser in such press release or other public announcement (except to the extent required by law), without the prior written consent of such Purchaser.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

COMPANY:

TMC the metals company Inc.

By:	/s/ Craig Shesky
	Name:	Craig Shesky
	Title:	Chief Financial Officer

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

PURCHASER:

[ • ]

By:
Name:
Title:

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